Owens & Minor Reports Second Quarter 2023 Financial Results

Top-line Growth Driven by Strong Performance in Patient Direct
Operating Model Realignment Program Remains on Track
Operating Cash Flow of $313 Million, Inclusive of $115 Million in Receivables Sales

RICHMOND, VA – August 4, 2023 – Owens & Minor, Inc. (NYSE: OMI) today reported financial results for the second quarter ended June 30, 2023.

Second Quarter Key Highlights:
•Consolidated revenue of $2.56 billion
•Net loss per common share of $(0.37) and adjusted net income per common share of $0.18
•$49.3 million in debt pay down and $269 million reduction in net debt

“The second quarter of 2023 shows a continuation of our Patient Direct segment’s exceptional performance, with another quarter of double-digit growth and strength across the major categories that we serve. Our Products and Healthcare Services segment demonstrated resilience during the quarter with sales growth in the Medical Distribution division, but the segment experienced continued revenue headwinds in our higher margin Global Products division. In addition, the progress we have made in the Operating Model Realignment Program is encouraging, and we are beginning to see financial benefits from the work already completed,” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor.

Pesicka concluded, “The fluid acute care market continues to impact our Surgical & Infection Prevention (S&IP) products within the Product and Healthcare Services segment, and as a result we remain cautious for the remainder of the year. The continued strength of the Patient Direct segment, combined with overall strong operating cash flow provides flexibility to invest and strengthen our balance sheet.”

Financial Summary (1)			YTD	YTD
($ in millions, except per share data)	2Q23	2Q22	2023	2022

Revenue	$2,563	$2,500	$5,086	$4,907

Operating income, GAAP	$10.8	$75.1	$20.6	$136.1
Adj. Operating Income, Non-GAAP	$62.0	$113.6	$109.7	$218.5

Net (loss) income, GAAP	$(28.2)	$28.6	$(52.7)	$67.9
Adj. Net Income, Non-GAAP	$14.2	$58.3	$17.8	$131.0

Adj. EBITDA, Non-GAAP	$112.8	$163.4	$221.5	$285.9

Net (loss) income per common share, GAAP	$(0.37)	$0.37	$(0.70)	$0.89
Adj. Net Income per share, Non-GAAP	$0.18	$0.76	$0.23	$1.72

(1) Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.

Results and Business Highlights

•Consolidated revenue of $2.56 billion in the second quarter of 2023, an increase of 2.5% as compared to the second quarter of 2022
◦Patient Direct revenue of $633 million, up 10.5% compared to the second quarter of 2022
◦Products & Healthcare Services revenue of $1.93 billion was virtually flat versus the prior year period as growth in the Medical Distribution division of 5.1% was nearly offset by lower S&IP product sales
•Second quarter 2023 operating income of $10.8 million and Adjusted Operating Income of $62.0 million
◦Represents sequential margin expansion of 3 basis points on a GAAP basis and expansion of 53 basis points on an adjusted basis as compared to the first quarter of 2023
•Reduced total debt by $49.3 million and net debt by $269 million in the second quarter
•Generated $313 million of operating cash flow in the second quarter
◦Up nearly 3.5x as compared to the second quarter of 2022
◦Inclusive of $115 million of net proceeds from AR Sales
•Published 2022 Environmental, Social, and Governance Report outlining certifications and commitments to reduce emissions
•Awarded Commodity and Clinical Preference Supplier of the Year at Captis Conference

2023 Financial Outlook

The Company revised its outlook for 2023; summarized below:

•Revenue for 2023 to be in a range of $10.2 billion to $10.5 billion

•Adjusted EBITDA for 2023 to be in a range of $535 million to $575 million

•Adjusted EPS for 2023 to be in a range of $1.30 to $1.55

The Company’s outlook for 2023 contains assumptions, including current expectations regarding the impact of general economic conditions, including inflation, and the continuation of pressure on pricing and demand in our Products & Healthcare Services segment. Key assumptions supporting the Company’s 2023 financial guidance include:

•Adjusted operating income benefit of $30 million from the Operating Model Realignment Program
•Gross margin rate of ~20.3%
•Interest expense of $160 to $165 million
•Adjusted effective tax rate of 27% to 28%
•Diluted weighted average shares of ~77.5 million
•Capital expenditures of $200 to $220 million
•Stable commodity prices
•FX rates as of 6/30/2023

Although the Company does provide guidance for adjusted EBITDA and adjusted EPS (which are non-GAAP financial measures), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to, restructuring and acquisition charges, which could have a significant and unpredictable impact on our GAAP results. As a result, no GAAP guidance or reconciliation of the Company’s adjusted EBITDA guidance or adjusted EPS guidance is provided. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the SEC.

Investor Conference Call for Second Quarter 2023 Financial Results
Owens & Minor executives will host a conference call for investors and analysts at 8:30 a.m. ET on the same day. Participants may access the call via the toll-free dial-in number at 1-888-696-1070, or the toll dial-in number at 1-646-394-9850. The conference ID access code is 1058917.

All interested stakeholders are encouraged to access the simultaneous live webcast by visiting the investor relations page of the Owens & Minor website available at investors.owens-minor.com/events-and-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our 2023 financial performance, our Operating Model Realignment Program and other cost-saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of its business, including the results of our Operating Model Realignment Program and our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor
Owens & Minor, Inc. (NYSE: OMI) is a Fortune 500 global healthcare solutions company integrating product manufacturing and delivery, home health supply and perioperative services to support care through the hospital and into the home. Owens & Minor drives visibility, control and efficiency for patients, providers and healthcare professionals across the supply chain with proprietary technology and solutions, an extensive product portfolio, an Americas-based manufacturing footprint for personal protective equipment and surgical products, as well as a robust portfolio of products and services for patients managing chronic and acute conditions in the home setting. Operating continuously since 1882 from its headquarters in Richmond, Va., Owens & Minor is a 140-year-old company powered by more than 20,000 global teammates. Learn more at https://www.owens-minor.com, follow @Owens_Minor on Twitter and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

CONTACT:
Investors
Alpha IR Group
Jackie Marcus or Alec Buchmelter
OMI@alpha-ir.com

Jonathan Leon
SVP Finance & Treasurer
Investor.Relations@owens-minor.com

Media
Stacy Law
media@owens-minor.com

SOURCE: Owens & Minor, Inc.

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,
	2023	2022
Net revenue	$2,563,226	$2,500,015
Cost of goods sold	2,043,794	1,967,510
Gross margin	519,432	532,505
Distribution, selling and administrative expenses	455,030	421,925
Acquisition-related charges and intangible amortization	22,203	37,276
Exit and realignment charges	28,963	1,214
Other operating expense (income), net	2,397	(2,995)
Operating income	10,839	75,085
Interest expense, net	40,728	35,839
Other expense, net	1,072	783
(Loss) income before income taxes	(30,961)	38,463
Income tax (benefit) provision	(2,720)	9,859
Net (loss) income	$(28,241)	$28,604

Net (loss) income per common share:
Basic	$(0.37)	$0.38
Diluted	$(0.37)	$0.37

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Six Months Ended June 30,
	2023	2022
Net revenue	$5,086,075	$4,906,967
Cost of goods sold	4,069,336	4,001,014
Gross margin	1,016,739	905,953
Distribution, selling and administrative expenses	903,752	691,397
Acquisition-related charges and intangible amortization	44,392	79,410
Exit and realignment charges	44,637	2,896
Other operating expense (income), net	3,312	(3,894)
Operating income	20,646	136,144
Interest expense, net	82,926	47,858
Other expense, net	2,458	1,565
(Loss) income before income taxes	(64,738)	86,721
Income tax (benefit) provision	(12,079)	18,837
Net (loss) income	$(52,659)	$67,884

Net (loss) income per common share:
Basic	$(0.70)	$0.92
Diluted	$(0.70)	$0.89

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	June 30,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$286,307	$69,467
Accounts receivable, net of allowances of $9,270 and $9,063	672,511	763,497
Merchandise inventories	1,168,227	1,333,585
Other current assets	135,409	128,636
Total current assets	2,262,454	2,295,185
Property and equipment, net of accumulated depreciation of $510,394 and $450,286	559,508	578,269
Operating lease assets	292,809	280,665
Goodwill	1,637,149	1,636,705
Intangible assets, net	403,020	445,042
Other assets, net	133,060	150,417
Total assets	$5,288,000	$5,386,283
Liabilities and equity
Current liabilities
Accounts payable	$1,194,173	$1,147,414
Accrued payroll and related liabilities	92,264	93,296
Other current liabilities	405,204	325,756
Total current liabilities	1,691,641	1,566,466
Long-term debt, excluding current portion	2,309,853	2,482,968
Operating lease liabilities, excluding current portion of $86,437 and $76,805	214,905	215,469
Deferred income taxes	55,354	60,833
Other liabilities	120,018	114,943
Total liabilities	4,391,771	4,440,679
Total equity	896,229	945,604
Total liabilities and equity	$5,288,000	$5,386,283

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Three Months Ended June 30,
	2023	2022
Operating activities:
Net (loss) income	$(28,241)	$28,604
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	72,062	73,161
Share-based compensation expense	5,212	5,807
Benefit for losses on accounts receivable	(379)	(1,116)
Loss on extinguishment of debt	279	—
Deferred income tax benefit	(6,167)	1,670
Changes in operating lease right-of-use assets and lease liabilities	(2,852)	1,068
(Gain) loss on sale and dispositions of property and equipment	(10,294)	226
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	84,963	29,194
Merchandise inventories	119,819	(82,536)
Accounts payable	29,077	19,316
Net change in other assets and liabilities	46,471	9,220
Other, net	3,162	5,210
Cash provided by operating activities	313,112	89,824
Investing activities:
Acquisition, net of cash acquired	—	(108,329)
Additions to property and equipment	(46,600)	(52,627)
Additions to computer software	(2,889)	(2,111)
Proceeds from sale of property and equipment	18,423	5,843
Other, net	(418)	(839)
Cash used for investing activities	(31,484)	(158,063)
Financing activities:
Borrowings under amended Receivables Financing Agreement	116,100	347,800
Repayments under amended Receivables Financing Agreement	(116,100)	(402,800)
Repayments of debt	(51,801)	(1,500)
Borrowings under revolving credit facility, net and Receivables Financing Agreement	—	(11,700)
Financing costs paid	—	(7,735)
Other, net	(3,830)	(7,625)
Cash used for by financing activities	(55,631)	(83,560)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(88)	(3,195)
Net increase (decrease) in cash, cash equivalents and restricted cash	225,909	(154,994)
Cash, cash equivalents and restricted cash at beginning of period	83,194	228,023
Cash, cash equivalents and restricted cash at end of period(1)	$309,103	$73,029
Supplemental disclosure of cash flow information:
Income taxes (received) paid, net	$(12,911)	$21,304
Interest paid	$46,089	$19,791
Noncash investing activity:
Unpaid purchases of property and equipment and computer software at end of period	$65,808	$56,429

(1) Restricted cash as of June 30, 2023 and March 31, 2023 was $22.8 million and $16.4 million, primarily held in an escrow account as required by the Centers for Medicare & Medicaid Services (CMS) in conjunction with the Bundled Payments for Care Improvement (BPCI) initiatives related to wind-down costs of Fusion5. Restricted cash as of June 30, 2023 also includes $6.4 million of restricted cash deposits received under the Master Receivables Purchase Agreement to be remitted to a third-party financial institution.

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2023	2022
Operating activities:
Net (loss) income	$(52,659)	$67,884
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	142,988	97,286
Share-based compensation expense	11,675	11,210
(Benefit) provision for losses on accounts receivable	(900)	4,512
Loss on extinguishment of debt	843	—
Deferred income tax (benefit) provision	(6,758)	1,601
Changes in operating lease right-of-use assets and lease liabilities	(3,077)	606
(Gain) loss on sale and dispositions of property and equipment	(18,563)	226
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	90,203	16,275
Merchandise inventories	165,651	(24,438)
Accounts payable	52,159	12,349
Net change in other assets and liabilities	82,954	(23,945)
Other, net	6,994	5,958
Cash provided by operating activities	471,510	169,524
Investing activities:
Acquisition, net of cash acquired	—	(1,684,607)
Additions to property and equipment	(92,750)	(62,236)
Additions to computer software	(8,229)	(3,463)
Proceeds from sale of property and equipment	35,729	5,846
Other, net	(418)	(839)
Cash used for investing activities	(65,668)	(1,745,299)
Financing activities:
Borrowings under amended Receivables Financing Agreement	348,200	347,800
Repayments under amended Receivables Financing Agreement	(444,200)	(402,800)
Repayments of debt	(78,301)	(1,500)
Proceeds from issuance of debt	—	1,691,000
Borrowings under revolving credit facility, net and Receivables Financing Agreement	—	30,000
Financing costs paid	—	(41,479)
Other, net	(8,819)	(42,388)
Cash (used for) provided by financing activities	(183,120)	1,580,633
Effect of exchange rate changes on cash, cash equivalents and restricted cash	196	(3,864)
Net increase in cash, cash equivalents and restricted cash	222,918	994
Cash, cash equivalents and restricted cash at beginning of period	86,185	72,035
Cash, cash equivalents and restricted cash at end of period(1)	$309,103	$73,029
Supplemental disclosure of cash flow information:
Income taxes (received) paid, net	$(10,506)	$25,782
Interest paid	$78,625	$32,417
Noncash investing activity:
Unpaid purchases of property and equipment and computer software at end of period	$65,808	$56,429

(1) Restricted cash as of June 30, 2023 and December 31, 2022 was $22.8 million and $16.7 million, primarily held in an escrow account as required by the CMS in conjunction with the BPCI initiatives related to wind-down costs of Fusion5. Restricted cash as of June 30, 2023 also includes $6.4 million of restricted cash deposits received under the Master Receivables Purchase Agreement to be remitted to a third-party financial institution.

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Three Months Ended June 30,
	2023		2022
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Products & Healthcare Services	$1,930,723	75.32%	$1,927,388	77.10%
Patient Direct	632,503	24.68%	572,627	22.90%
Consolidated net revenue	$2,563,226	100.00%	$2,500,015	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Products & Healthcare Services	$2,940	0.15%	$61,243	3.18%
Patient Direct	59,065	9.34%	52,332	9.14%
Acquisition-related charges and intangible amortization	(22,203)		(37,276)
Exit and realignment charges	(28,963)		(1,214)
Consolidated operating income	$10,839	0.42%	$75,085	3.00%

Depreciation and amortization:
Products & Healthcare Services	$18,772		$19,209
Patient Direct	53,290		53,952
Consolidated depreciation and amortization	$72,062		$73,161

Capital expenditures:
Products & Healthcare Services	$6,602		$18,418
Patient Direct	42,887		36,320
Consolidated capital expenditures	$49,489		$54,738

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2023		2022
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Products & Healthcare Services	$3,846,212	75.62%	$4,061,429	82.77%
Patient Direct	1,239,863	24.38%	845,538	17.23%
Consolidated net revenue	$5,086,075	100.00%	$4,906,967	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Products & Healthcare Services	$4,761	0.12%	$150,325	3.70%
Patient Direct	104,914	8.46%	68,125	8.06%
Acquisition-related charges and intangible amortization	(44,392)		(79,410)
Exit and realignment charges	(44,637)		(2,896)
Consolidated operating income	$20,646	0.41%	$136,144	2.77%

Depreciation and amortization:
Products & Healthcare Services	$37,338		$38,203
Patient Direct	105,650		59,083
Consolidated depreciation and amortization	$142,988		$97,286

Capital expenditures:
Products & Healthcare Services	$12,934		$29,061
Patient Direct	88,045		36,638
Consolidated capital expenditures	$100,979		$65,699

Owens & Minor, Inc.
Net (Loss) Income Per Common Share (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net (loss) income	$(28,241)	$28,604	$(52,659)	$67,884

Weighted average shares outstanding - basic	75,801	74,710	75,559	74,158
Dilutive shares	—	1,587	—	2,011
Weighted average shares outstanding - diluted	75,801	76,297	75,559	76,169

Net (loss) income per common share:
Basic	$(0.37)	$0.38	$(0.70)	$0.92
Diluted	$(0.37)	$0.37	$(0.70)	$0.89
Share-based awards for the three and six months ended June 30, 2023 of approximately 1.8 million and 1.7 million shares were excluded from the calculation of net loss per diluted common share as the effect would be anti-dilutive.

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)
(dollars in thousands, except per share data)

The following table provides a reconciliation of reported operating income, net (loss) income and net (loss) income per share to non-GAAP measures used by management.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating income, as reported (GAAP)	$10,839	$75,085	$20,646	$136,144
Acquisition-related charges and intangible amortization (1)	22,203	37,276	44,392	79,410
Exit and realignment charges (2)	28,963	1,214	44,637	2,896
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$62,005	$113,575	$109,675	$218,450
Operating income as a percent of net revenue (GAAP)	0.42%	3.00%	0.41%	2.77%
Adjusted operating income as a percent of net revenue (non-GAAP)	2.42%	4.54%	2.16%	4.45%

Net (loss) income, as reported (GAAP)	$(28,241)	$28,604	$(52,659)	$67,884
Pre-tax adjustments:
Acquisition-related charges and intangible amortization (1)	22,203	37,276	44,392	79,410
Exit and realignment charges (2)	28,963	1,214	44,637	2,896
Other (3)	843	525	1,972	1,049
Income tax benefit on pre-tax adjustments (4)	(9,551)	(9,358)	(20,530)	(20,225)
Net income, adjusted (non-GAAP) (Adjusted Net Income)	$14,217	$58,261	$17,812	$131,014

Net (loss) income per common share, as reported (GAAP)	$(0.37)	$0.37	$(0.70)	$0.89
After-tax adjustments:
Acquisition-related charges and intangible amortization (1)	0.24	0.37	0.45	0.79
Exit and realignment charges (2)	0.30	0.01	0.46	0.03
Other (3)	0.01	0.01	0.02	0.01
Net income per common share, adjusted (non-GAAP) (Adjusted EPS)	$0.18	$0.76	$0.23	$1.72

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued
(dollars in thousands)

The following tables provide reconciliations of net (loss) income and total debt to non-GAAP measures used by management.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net (loss) income, as reported (GAAP)	$(28,241)	$28,604	$(52,659)	$67,884
Income tax (benefit) provision	(2,720)	9,859	(12,079)	18,837
Interest expense, net	40,728	35,839	82,926	47,858
Acquisition-related charges and intangible amortization (1)	22,203	37,276	44,392	79,410
Exit and realignment charges (2)	28,963	1,214	44,637	2,896
Other depreciation and amortization (5)	50,737	42,273	100,726	56,129
Stock compensation (6)	4,796	5,624	11,146	10,220
LIFO (credits) and charges (7)	(4,534)	2,136	406	1,628
Other (3)	843	525	1,972	1,049
Adjusted EBITDA (non-GAAP)	$112,775	$163,350	$221,467	$285,911

June 30,
2023
Total debt, as reported (GAAP)	$2,334,256
Cash and cash equivalents	(286,307)
Net debt (non-GAAP)	$2,047,949

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued

The following items have been excluded in our non-GAAP financial measures:

(1) Acquisition-related charges and intangible amortization includes acquisition-related charges of $1.3 million and $2.5 million for the three and six months ended June 30, 2023 and $6.4 million and $38.3 million for the three and six months ended June 30, 2022, as well as amortization of intangible assets established during acquisition method of accounting for business combinations. Acquisition-related charges consist primarily of one-time costs related to the Apria Acquisition, including transaction costs necessary to consummate the acquisition, which consisted of investment banking advisory fees and legal fees, director and officer tail insurance expense, severance and retention bonuses, and professional fees. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results.
(2) During the three and six months ended June 30, 2023 exit and realignment charges were $29.0 million and $44.6 million. These charges primarily related to our (1) Operating Model Realignment Program of $24.3 million and $39.3 million, including professional fees, severance and other costs to streamline functions and processes, (2) IT restructuring charges such as converting to common IT systems of $3.4 million and $3.5 million and, (3) other costs associated with strategic initiatives of $1.3 million and $1.8 million for the three and six months ended June 30, 2023. During the three and six months ended June 30, 2022 exit and realignment charges consisted of wind-down costs related to the exit of the Fusion5 business, IT restructuring charges such as converting our divisions to a common IT system, costs associated with our strategic organizational realignment including severance charges, and other costs associated with strategic initiatives. These costs are not normal recurring, cash operating expenses necessary for the Company to operate its business on an ongoing basis.
(3) For the three and six months ended June 30, 2023 other includes loss on extinguishment of debt of $0.3 million and $0.8 million associated with the early retirement of indebtedness of $48.0 million and $73.0 million. Additionally, for the three and six months ended June 30, 2023 and 2022 other includes interest costs and net actuarial losses related to our frozen noncontributory, unfunded retirement plan for certain retirees in the United States (U.S.).
(4) These charges have been tax effected by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.
(5) Other depreciation and amortization relates to property and equipment and capitalized computer software, excluding such amounts captured within exit and realignment charges or acquisition-related charges.
(6) Stock compensation includes share-based compensation expense related to our share-based compensation plans, excluding such amounts captured within exit and realignment charges or acquisition-related charges.
(7) LIFO (credits) and charges includes non-cash adjustments to merchandise inventories valued at the lower of cost or market, with the approximate cost determined by the last-in, first-out (LIFO) method for distribution inventories in the U.S. within our Products & Healthcare Services segment.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP).  In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the Company) core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends.  Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.